AGREEMENT


      This Agreement ("Agreement") is made and entered into as of April 1, 1995, by and between National Capital Management Corporation, a Delaware corporation (hereinafter called the "Company") with its principal offices at 50 California Street, San Francisco, California, and John C. Shaw (hereinafter called the "Executive").

      WHEREAS, the Executive and the Company desire to terminate the current employment agreement; and

      WHEREAS, in view of the Executive's substantial experience and knowledge, the Board of Directors of the Company believes it to be in the best interest of the Company to employ the Executive to act in the capacity of Chief Executive Officer of the Company; and

     WHEREAS, the Executive desires to be employed by the Company in such capacity,

     IT IS AGREED AS FOLLOWS:

     1. Employment. The Company hereby employs the Executive to serve as the Chief Executive Officer of the Company, and the Executive hereby accepts such employment, on the terms and conditions contained in this Agreement. During the term of this Agreement, the Executive shall be available to the Company to pursue the business of the Company subject to the supervision and direction of the Board of Directors of the Company, of which he shall be nominated to be a member during the term hereof. The Executive shall be responsible for supervising the management and operation of the Company, including the development and implementation of business plans approved by the Board of Directors and supervision of financial accounting and compensation matters provided, however, the compensation levels of the senior management of the Company's senior management shall be determined by the Compensation Committee of the Board of Directors.

      2. Term. The term of this Agreement shall commence on April 1, 1995 and end on March 31, 1997. Executive shall be entitled to renew this Agreement for a one year term ending on March 31, 1998 so long as (a) the Executive gives written notice of renewal to the Board of Directors by March 31, 1997, (b) the Company's Consolidated Net Operating Income for the year ending December 31, 1996 is in excess of $1,000,000, and (c) the average price of the Company's stock during the final calendar quarter of 1996 is at least $1.75 per share.

      3. Salary. The Executive shall receive an annual salary of $125,000, payable in installments consistent with other executive payroll policies of the Company but not less frequently than semi-monthly without the consent of the Executive.

      4. Discretionary Bonus. In addition to the annual salary, the Executive shall receive an annual bonus in an amount to be determined at the discretion of the Compensation Committee of the Company's Board of Directors. The bonus shall be based on Executive's performance and the performance of the Company during the year for which the bonus is being considered. The Board of Directors is not required to grant a bonus to the Executive in any year.

      5. Mandatory Incentive Bonus. The Executive shall receive an annual Mandatory Incentive Bonus (the "MIB") from the Company as determined by the Compensation Committee of the Board of Directors in the following amounts and with the following conditions:

      a. The MIB shall be 7.5% of the amount by which the Company's Consolidated Net Income Before Taxes ("CNBT") for the prior year exceeds the Qualifying Amount. The Qualifying Amount shall be $250,000 for the first year of this Agreement and shall increase by $150,000 for each subsequent year. The amount payable with respect to MIB shall decrease by $50,000 for each year of this Agreement that Jensen Corporation is a subsidiary of the Company and has net income before taxes of less than $100,000, increasing by 20% per year.

      b. The MIB for any year shall not exceed an amount equal to 150% of the Salary payable pursuant to Section 3.

       c. The MIB shall be payable in cash unless the Compensation Committee elects to pay as much as 50% of the MIB in the form of shares of the Company's stock. If any portion of the MIB is paid in stock, the stock shall be valued at the then current public market price of the stock.

      d. In computing the MIB, CNBT shall be determined by applying generally accepted accounting principles. However, the Compensation Committee shall have the option of excluding from CNBT all unusual or non-recurring items, such as gains and losses on the sale of real estate, the sale of tax benefits, or the sale of entities in which the Company has an interest. The Compensation Committee shall compute CNBT by deducting the amount of the MIB for that year, whether paid in cash or in the form of stock.

     6. Travel. The Executive recognizes that Company business may require him to travel from time to time in order to fulfill his duties and obligations hereunder and the Executive agrees so to travel. The Company shall not require the Executive to change his place of residence without Executive's prior consent.

      7. Expense Reimbursement. The Company shall promptly reimburse the Executive for all reasonable expenses incurred by the Executive pursuant to the business of the Company. Such business expenses shall be approved by the Executive Committee of the Board of Directors, upon delivery of reasonable written substantiation of such business expenses in accordance with the Company policy for reimbursement of expenses. The Company will not be required to reimburse any of the Executive's residence office expenses except for long-distance telephone charges.

      8. Benefits. The Chairman shall be entitled to receive, or be reimbursed for, family medical, dental and hospitalization insurance as are provided by the Company to other key employees of the Company.

      9.   Termination.

           (a) Cause. The Company, by written notice to the Executive, shall have the right to terminate this Agreement, and the Executive's employment hereunder for "Cause". "Cause" shall mean (i) conviction of Executive for a felony involving a high degree of moral turpitude, (ii) the commission by Executive of acts of intentional dishonesty constituting felonies which are acts intended to result in gain or personal enrichment at the material expense of the Company, (iii) certification by a medical doctor that the Executive is a habitual alcoholic or is a narcotic addict and reasonable evidence that Executive is continuing such activities after notice, and (iv) continued willful failure to refuse to perform his responsibilities under Paragraph 1 hereof after thirty (30) days notice and an opportunity to cure.

           (b) Disability. If Executive shall be rendered incapable by illness (physical or mental disability) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 120 consecutive days during any year, then Company may, at its option, terminate this Agreement by written notice to Executive prior to the date Executive resumes the rendering of services and after examination of Executive by a medical doctor (retained by the Company with the consent of the Executive, which consent shall not be unreasonably withheld), who certifies to the continuing existence of such disability.

           (c) Death. In the event Executive dies during the term of this Agreement, such death shall, except as specifically provided below in Section 9(d), terminate any and all payment obligations to Executive under this Agreement effective as of the date of death.

          (d) Upon termination, the Executive shall be entitled to be paid all compensation earned to the date of termination and be reimbursed for reasonable business expenses incurred by Executive prior to the date of termination.

          (e) Except as provided in this Section 9, the Company may not terminate its obligations under this Agreement. In the event that the Company terminates this Agreement other than as provided in this Section 9, the Executive shall be entitled to receive his salary until the end of the existing Term, which amount shall be paid without discount within thirty days after written demand by Executive. It is agreed and acknowledged by the Company that the Executive is entering into this Agreement in lieu of other business opportunities that could generate greater compensation and would not be available at a later time.
Accordingly, Executive shall not be required to mitigate or reduce damages by seeking or undertaking other business opportunities in the event that the Company breaches this Agreement.

      10. Other Activities of Executive. The Executive is employed and retained and will continue to be employed and retained by other persons or entities during his employment by the Company, and the Company acknowledges and agrees that this Agreement shall not require Executive to render services on an exclusive basis for the Company. The Company acknowledges and agrees that the Executive and his affiliates are engaged in the business of investing in, acquiring and/or managing businesses and other ventures for the Executive's own account, for the account of the Executive's affiliates and associates (as such terms are defined by the rules and regulations of the Securities and Exchange Commission) and for the account of other unaffiliated parties, and Executive shall be entitled to continue in these and other business activities during the term of this Agreement. No aspect or element of such present or further activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries nor shall they constitute a conflict of interest, breach of a duty or a breach of this Agreement. Any transaction or fee involving the Company and the Executive or any person or entity related directly or indirectly to Executive shall be disclosed by the Executive to the Compensation Committee of the Board of Directors and shall be approved in advance of any obligation with respect to such transaction by such Committee.

     11. Indemnification of the Executive. The Company and its agrees to indemnify and hold harmless the Executive (the "Indemnified Party") to the fullest extent permitted by corporate law in the State of Delaware. In addition, the Company and its subsidiaries, jointly and severally, agree to reimburse the Indemnified Party each month for all costs relating to the defense of any threatened or actual claim, proceeding, suit or investigation (including attorney's fees and expenses) subject to an undertaking from the Indemnified Party to repay the Company if the Indemnified Party is finally determined by a non-appealable decision of a court of law not to be entitled to such indemnity. At all times during the term hereof, the Company agrees to provide director's and officer's liability insurance reasonably satisfactory to Executive and to continue to name Executive as a named insured thereunder for four years after Executive ceases to be employed by the Company.

      12. No Delegation. The Executive shall not delegate his obligations pursuant to this Agreement to any other person, provided, however, that he may assign others to perform responsibilities hereunder subject to his supervision and subject to the approval of the Board of Directors, which shall not be unreasonably withheld, he may also assign payments under this Agreement provided that the Assignee is an affiliate of the Executive. The Company agrees that Resource Holdings Limited (and any controlled entity thereof) is a permitted assignee of proceeds hereof and such assignment of proceeds hereof shall be irrevocable.

      13.   Governing Law.   This Agreement shall be governed  by
and construed in accordance with the internal laws of the State of California without reference to its conflict of laws, rules and principles.

      14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter. This Agreement may not be modified in any way except by a written instrument signed by both the Company and the Executive.

      15. Merger. If the Company shall at any time merge or consolidate with any corporation or corporations, or if substantially all of the assets or shares of stock of the Company shall be sold or otherwise transferred, the provisions of this Agreement which shall automatically terminate immediately preceding such transaction shall be binding upon and inure to the benefit of the Corporation surviving and continuing after such merger or resulting from such consolidation, or upon any holding company for the company which may result from such merger, or upon the corporation, person or entity to which such assets or shares shall be sold or transferred, and the Company shall be obligated to cause such resulting, surviving or transferee corporation, person, entity or holding company to assume the obligations of the Company under this Agreement or, if the Company shall remain in existence, to become jointly and severally liable with the Company for such obligations. This Agreement shall not otherwise be assignable by the Company or by any such resulting, surviving or transferee corporation or holding company without the prior written consent of Executive.

      16. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:   National Capital Management Corporation
                              50 California Street
                              San Francisco, CA  94111

         If to the Executive: John C. Shaw
                              c/o Resource Holdings, Ltd.
                              520 Madison Avenue, 40th Floor
                              New York, NY  10022

or to such other address as either party hereto may from time to time give notice of to the other.

     17.  Miscellaneous.

          (a) The Company represents and warrants that (i) this Agreement has been duly approved and authorized by the Board of Directors of the Company, (ii) the officer executing this Agreement on behalf of the Company has full right, power, legal capacity and authority to enter into and execute this Agreement on its behalf, and (iii) this Agreement constitutes the valid and legally binding agreement and obligation of the Company, enforceable in accordance with its terms.

           (b) In the event of any claims or litigation arising under this Agreement, the Executive shall be reimbursed monthly from the Company for the costs incurred in connection with the defense or prosecution of any such claim or litigation, including reasonable attorneys' fees, provided, however, that such Executive shall reimburse the Company for all such payments if it is determined by a non-appealable final decision of a court of law that the Executive shall have acted in bad faith in bringing any such litigation.

           (c) The Company agrees that if this Agreement is not renewed at the end of its scheduled term for at least one year on substantially the same economic terms as are in existence on such date pursuant to Sections 3 and 5 (or such other terms as may be acceptable to the Executive), and such failure to renew results from the decision by the Company not to renew for any reason other than as set forth in Section 9, the Executive shall be entitled to continue to receive compensation as severance pay for the period April 1, 1997 through September 30, 1997 at the base monthly salary payable in 1997, which amount will be paid to Executive in accordance with the provisions of Section 3.

           (d) Any waiver of any breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other terms or conditions, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

           (e) Except as required by law, no right to receive payments under this Agreement shall be subject to execution, attachment, levy, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

           (f) If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

           (g) This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

           (h) Section headings used herein are for convenience only and do not change or modify the substantive provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:   NATIONAL CAPITAL MANAGEMENT CORPORATION

           By: /s/ Herbert J. Jaffe
               Herbert J. Jaffe, President


EXECUTIVE: /s/ John C. Shaw
           JOHN C. SHAW